EXHIBIT 24.2


                CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the inclusion in this registration statement on Form S-3 of our report dated February 16, 1996, on our audits of the financial statements of The Allen Group Inc. as of December 31, 1995 and 1994 and for each of the three-years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



                                   /S/  COOPERS & LYBRAND L.L.P.
                                   Coopers & Lybrand L.L.P.


 Cleveland, Ohio
 September 30, 1996